EXHIBIT 99.1

Weyland Tech Reverse Splits Stock to Meet Nasdaq Listing Requirements

New York, NY – February 26, 2020 – Weyland Tech, Inc. (OTCQX: WEYL), a leading global provider of mCommerce platform-as-a-service (PaaS), eCommerce managed services and fintech solutions, has implemented a 1-for-13 reverse split of its common stock to be effective prior to the opening of the market tomorrow, February 27, 2020.

The stock will begin trading on a post-split basis under the symbol, WEYLD, for 20 business days, after which it will return to trading under the symbol, WEYL. If the stock is listed on The Nasdaq Capital Market prior to the completion of the 20 business day period, the symbol may revert back to WEYL at that time.

“We expect that this reverse split will allow our stock price to meet the listing requirements for The Nasdaq Capital Market,” said Weyland Tech CEO, Brent Suen. “We believe the Nasdaq listing will provide our investors with better trade execution and liquidity, as well as increase our visibility with retail and institutional investors.”

“We know for our existing shareholders it has been a long road through this process and filled with great expectations,” added Suen. “So, we would like to express our deepest appreciation for their patience and support as we execute this reverse split in preparation for Nasdaq.”

The stockholders of Weyland Tech approved the reverse stock split on November 15, 2019, and the board of directors subsequently approved the implementation of the reverse stock split at the ratio of 1-for-13.

As a result of the split, every 13 shares of issued and outstanding common stock will be exchanged for one share of common stock. No fractional shares will be issued as a result of the reverse stock split. A holder of record of common stock on the effective date of the reverse stock split who would otherwise be entitled to a fraction of a share will be rounded up to the next whole share.

Each stockholder’s percentage ownership interest in Weyland Tech and proportional voting power will remain unchanged, and the rights and privileges as the holders of the common stock will be unaffected.

The reverse stock split will not change the total number of shares of common stock or preferred stock authorized for issuance by the company. Additionally, the par value of the company’s common stock will remain at $0.0001 per share.

Shareholders holding share certificates will receive information from Weyland Tech’s transfer agent, Nevada Agency and Transfer Company, regarding the process for exchanging their shares of common stock. Shareholders with questions may contact the transfer agent at +1 (775) 322-0626.

Additional information regarding the reverse stock split is available in the definitive proxy statement filed by Weyland Tech with the U.S. Securities and Exchange Commission on October 21, 2019. The definitive proxy statement is available at the Investors page of the company website at www.weyland-tech.com and the SEC website.

Before the listing of the common stock on The Nasdaq Capital Market can occur, Nasdaq will need to approve the company’s application for listing. There can be no assurance the application will be approved.

About Weyland Tech

Weyland Tech is a developer and global provider of mobile business software applications. The company operates its CreateApp™ platform-as-a-service (PaaS) across three continents and 10 countries, including some of the fastest-growing emerging markets in Southeast Asia. The platform provides a mobile presence for small-and-medium sized businesses (SMBs) that is supported locally by distributor partnerships.

Offered in 14 languages with more than 70 integrated modules, CreateApp enables SMBs to create and deploy native mobile applications for Apple iOS and Google Android without technical knowledge or background. The technology empowers SMBs to increase sales, reach more customers, manage logistics, and promote their products and services in an easy, affordable and highly efficient way. For more information, visit weyland-tech.com.

About Push Interactive

The e-Commerce platform of Weyland’s Push Interactive subsidiary features comprehensive customer acquisition capabilities, highly productive media and channel strategies, well-tuned product promotion and messaging, and sales funnel development and optimization. The direct-to-consumer platform provides an end-to-end solution for SMBs and major brands, allowing these organizations to dramatically increase online revenue while lowering the cost of customer acquisition and order fulfillment. Post-sale, Push supports fulfillment, customer relationship management, and further monetization through re-engagement and remarketing toolsets that enhance customer lifetime value (LTV). For more information about Push Interactive, visit www.pushint.com.

Important Cautions Regarding Forward Looking Statements

This release contains certain “forward-looking statements” relating to the business of the Company. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the Company may not meet applicable Nasdaq Capital Market requirements necessary for listing and/or Nasdaq may not approve the Company’s listing application; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

Company Contact

Brent Suen, CEO

Weyland Tech Inc.

Email contact

Media & Investor Contact

Ronald Both or Grant Stude

CMA

Tel (949) 432-7566

Email Contact